Contacts: William R. Gargiulo, Jr. 231.526.1244
Michele Greco, CFO 312.595.9123

The Female Health Company Announces Major New
Strategic Direction and Dividend Decision

Company to Report Higher Unit Sales
For Third Quarter of FY2014

CHICAGO, July 14, 2014 – The Female Health Company (NASDAQ-CM: FHCO) today announced a series of initiatives designed to promote more sustainable and consistent growth in revenues and earnings.

“The Female Health Company has long embraced a strategy of sharing the Company’s success directly with its shareholders in the form of cash dividends,” noted Karen King, President and Chief Executive Officer.  “We also recognize the importance of investing in opportunities that can drive the Company’s long-term growth and success. Therefore, I am very excited to announce a series of strategic initiatives that we believe will ultimately generate greater value for our shareholders and other stakeholders. In order to position the Company to pursue a growth strategy, the Board of Directors has elected to suspend the payment of quarterly dividends at the present time and devote operating cash flows towards these strategic initiatives that have the potential to accelerate the Company’s long-term growth in revenues and earnings.”

“The Company is taking a number of important steps that are consistent with this new strategic focus,” continued King.

“We will invest in growing the market for the FC2 Female Condom® by addressing the unmet need for this unique product in light of the fact that, globally, HIV/AIDS remains the leading cause of death for women of reproductive age (15-44 years).  Consistent with this objective, I am very pleased to announce that Susan Ostrowski has been appointed Executive Vice President of New Business Development, effective July 10, 2014.  In this role, Susan will have responsibility for the Company’s sales, marketing and sales support functions.  She is a very experienced, successful sales and business leader who has over 25 years of experience in the pharmaceutical, life sciences and chemical industries with such companies as Bristol-Myers Squibb, BASF, Dupont and Cambrex.  I am very pleased that an executive with Susan’s outstanding capabilities and record of achievements has joined our executive management team.”  Coincident with the hiring of Ms. Ostrowski, the Company intends to increase its investment in marketing and sales activities that can accelerate growth in the demand for FC2 in coming years.

“Simultaneously,” King continued, “we will evaluate investments in new products, technologies and/or businesses that complement the core competencies and strengths of the Company.  Of course, FC2 has been, and will continue to be, very successful at delivering value to women, as well as our clients, partners and shareholders around the world.  However, we believe the risks associated with a single product offering, along with the significant volatility in purchasing patterns for FC2, can be mitigated by the presence of a more diversified portfolio of business activities.  We believe the Company can leverage its experience and success with FC2 by embracing complementary technologies or product opportunities, and the process of assessing such strategic options is already underway.”

“In addition, we may have the ability to utilize a portion of our operating cash flows to strategically buy back FHCO shares under the Company’s stock repurchase program.  We believe this represents an additional value generation pathway for our shareholders that will be available to the Company under the appropriate circumstances,” concluded King.

“The Board of Directors believes that this approach can enhance the long-term return on our shareholders’ investment in the Company,” stated O.B. Parrish, Chairman of The Female Health Company.

Preliminary Third Quarter Unit Sales

The Company also announced that it expects to report sales for the quarter ended June 30, 2014 of approximately 13.7 million units, an increase of approximately 9% over the comparable prior-year quarter and an 88% improvement relative to the second quarter of FY2014. The Company will report its full financial results for the three and nine months ended June 30, 2014 on July 31, 2014.  Management will host an investor conference call at 11:00 a.m. Eastern Time on that date to discuss such financial results and other topics of interest.  Details for accessing the conference call will be forthcoming in a future press release.

About The Female Health Company

The Female Health Company, based in Chicago, Illinois, manufactures and markets the FC2 Female Condom® (FC2). Since the Company began distributing FC2 in 2007, it has been shipped to 144 countries. The Company owns certain worldwide rights to the FC2 Female Condom®, including patents that have been issued in a number of countries around the world. The patents cover the key aspects of FC2, including its overall design and manufacturing process.  The FC2 Female Condom® is the only currently available female-controlled product approved by FDA that offers dual protection against sexually transmitted infections, including HIV/AIDS, and unintended pregnancy. The World Health Organization (WHO) has cleared FC2 for purchase by U.N. agencies.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:

The statements in this release which are not historical fact are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release relate to the Company's ability to successfully complete an acquisition of a new product, technology or business, or other strategic initiatives, and the effect of such initiatives on the Company's revenues and earnings, statements regarding future repurchases under the stock repurchase program, the resumption of cash dividends in future periods and expected unit sales in the third quarter of fiscal 2014. Repurchases under the stock repurchase program will depend upon market prices, trading volume, available cash and other factors, and, therefore, there is no guarantee as to the number of shares that may be purchased. These statements are based upon the Company's current plans and strategies, and reflect the Company's current assessment of the risks and uncertainties related to its business, and are made as of the date of this release. The Company assumes no obligation to update any forward-looking statements contained in this release as a result of new information or future events, developments or circumstances. Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. The Company's actual results and future developments could differ materially from the results or developments expressed in, or implied by, these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following: product demand and market acceptance; competition in the Company's markets and the risk of new competitors and new competitive product introductions; the Company's reliance on its international partners in the consumer sector and on the level of spending on the female condom by country governments, global donors and other public health organizations in the global public sector; the economic and business environment and the impact of government pressures; risks involved in doing business on an international level, including currency risks, regulatory requirements, political risks, export restrictions and other trade barriers; the Company's production capacity, efficiency and supply constraints; the Company's ability to identify, successfully negotiate and complete suitable acquisitions or other strategic initiatives; the Company's ability to successfully integrate acquired businesses, technologies or products; resuming the payment of dividends is at the discretion of the Board of Directors and the Company will not resume paying dividends if it does not have sufficient cash flows to pay dividends or if other expenditures are given a higher priority; and other risks detailed in the Company's press releases, shareholder communications and Securities and Exchange Commission filings, including the Company's Form 10-K for the fiscal year ended September 30, 2013. Actual events affecting the Company and the impact of such events on the Company's operations may vary from those currently anticipated.

For more information about the Female Health Company visit the Company's website at http://www.femalehealth.com and http://www.femalecondom.org. If you would like to be added to the Company's e-mail alert list, please send an e-mail to FHCInvestor@femalehealthcompany.com.